EXHIBIT 10.1

                                LETTER OF INTENT

                        FOR ACQUISITION OF 51% or more of
                    Shannxi Meichen Pharmaceuticals Co. Ltd.
                By China Health Holding, Inc. (CHHH: OTCBB NASD)


                                   May 2, 2006



This letter of intent confirms our agreement on the intent of China Health Holding, Inc. (CHHH: OTCBB NASD) proposed acquisition of 51% or more Shannxi Meichen Pharmaceuticals Co. Ltd. Each party understands and agrees that preparation and execution of formal, comprehensive definitive acquisition agreements is required, containing the legal and financial terms as both parties might agree following good faith negotiation. This letter of intent may be executed in three counterparts, each of which shall be deemed an original for all purposes.

1. "Party A": Shannxi Meichen Pharmaceuticals Co. Ltd., having an office at D Chuangye Building, West District, Xian High and New Technology Development Zone, Shannxi, P.R. China (referred to as "Party A", hereafter),

2. "Party B": CHINA HEALTH HOLDING INC. (USA NASD OTCBB: CHHH), having an office at: Park Place, Suite 600-666 Burrard Street, Vancouver, BC Canada V6C 2X8 (referred to as "Party B", hereafter).

In the spirit of mutual benefits and long term growth and expansion globally of both parties, through friendly and sincere discussion and negotiation, Party A and Party B has mutually agreed to reach the following "LETTER OF INTENT" for acquisition and merger of Meichen Pharmaceuticals Co. Ltd., by China Health Holding Inc.

A. Both Parties have strong intent and mutual support for co-operation and accomplishment of acquisition and merge of Shannxi Pharmaceuticals Co. Ltd. by China Health Holding Inc.(CHHH: OTCBB NASD).

B. Party A legally agrees to offer Party B (or it's Norminee) with full legal "FIRST REFUSAL RIGHTS" and legal "exclusive rights" for further acquisition and merge of 60% or more Shannxi Wanan Pharmaceutical Co. Ltd. in next 9 months by China Health Holding, Inc.

C. Party A agrees to provide Party B within approximately 60 days after signing this "Letter of Intent" with all necessary supporting documents for the purpose of legal due diligence and audited financial statements (2004/2005) for further completion of 51% or more acquisitions and mergers of Shannxi Pharmaceuticals Co. Ltd. by China Health Holding, Inc. on the basis for mutually fully legally compliances with P.R. China Laws and Regulations and USA SEC rules and NASD rules.

D. Both parties agree that the detailed Party A's valuation, acquisitions legal transactions processing, schedules and payments details will be legally defined by Party A and Party B in further "Definitive Acquisition Agreement", along with Party A's Three (3) Year Audited Financial Statements and Legal Due Diligent Documents and Financial, Legal Evaluations.

E. Party A and Party B agree that they shall start as soon as possible the due diligence process and on the basis of its results further negotiation for the definition of detailed terms of the definitive acquisition agreement for Acquisition of 51% or more Shannxi Pharmaceuticals Co. Ltd. by China Health Holding Inc. Both parties agree to make available and grant access to any corporate or financial information as is reasonably necessary to conduct a due diligence review. Both parties shall take reasonable good faith efforts promptly to provide the other party or its counsel such documents as may reasonably be requested in writing.

F. Both parties agree that the detailed Party A's valuation, acquisitions legal transactions processing, schedules and payments details will be legally defined by Party A and Party B in further "Definitive Acquisition Agreement", along with Party A's Three (3) Year Audited Financial Statements and Legal Due Diligent Documents and Financial, Legal Evaluations.

G. Party A and Party B agree that they shall start as soon as possible the due diligence process and on the basis of its results further negotiation for the definition of detailed terms of the definitive acquisition agreement for Acquisition of 51% or more Shannxi Pharmaceuticals Co. Ltd. by China Health

Holding Inc. Both parties agree to make available and grant access to any corporate or financial information as is reasonably necessary to conduct a due diligence review. Both parties shall take reasonable good faith efforts promptly to provide the other party or its counsel such documents as may reasonably be requested in writing. All rights and obligations of the parties will be subject to negotiation and execution of a definitive acquisition agreement among the parties and completion of the due diligence and other matters set forth above and further.

The  effective  date of this  Letter Of Intent will be on May 10, 2006 (PR China
Time) when both parties are legally agreed and signed as below:

"Party A" (The "Target"):
Agreed and Signed and Sealed by:

/s/ Chen Meiying
------------------
Chen Meiying, Chairman of the Board, an authorized signatory

Xian, Shannxi, P.R. China

Date: May 2, 2006

And

"Party B" (The "Acquirer)
Agreed and Signed by

/s/ Dahong Li
-----------------
Dahong Li, Vice President, an authorized signatory

Date: May 2, 2006

/s/ Julianna Lu
-----------------
Julianna Lu, an authorized Signatory
The President/CEO

CHINA HEALTH HOLDING INC.(USA NASD OTCBB: CHHH)
Park Place Suite 600 - 666 Burrard Street, Vancouver, BC Canada V6C 2X8 www.chinahealthholding.com info@chinahealthholding.com


Date:  May 2/3, 2006